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                                                                    Exhibit 99.1

[WHITEHALL JEWELLERS, INC. LOGO]                                    News Release

                                     For:              Whitehall Jewellers, Inc.
                                     Contact:          John R. Desjardins
                                                       Executive Vice President,
                                                       Chief Financial Officer
                                                       TX: 312/762-9751
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                     WHITEHALL JEWELLERS RESPONDS TO LAWSUIT

     Chicago, Illinois, February 13, 2004 -- Whitehall Jewellers, Inc. (NYSE:
JWL) today confirmed that a securities fraud action was filed against it and certain of its officers in the U.S. District Court for the Northern District of Illinois on February 12, 2004. The Company issued the following statement in response:

     "We believe the allegations contained in the lawsuit are without merit. Whitehall Jewellers intends to defend itself vigorously against these and any subsequent `copycat' lawsuits."

     Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 381 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

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